                                                                    EXHIBIT 10.7

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                   ARMADA/HOFFLER INVESTMENT PROPERTIES, L.P.
                                    "SELLER"

                                       AND

                           COLUMBIA EQUITY TRUST, INC.
                                   "PURCHASER"

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.   Purchase and Sale of the Property..............................       1
2.   Purchase Price and Method of Payment...........................       2
     2.1 Purchase Price.............................................       2
     2.2 Method of Payment..........................................       2
     2.3 Deposit....................................................       2
3.   Seller's Representations and Warranties........................       3
     3.1 Organization and Authority.................................       3
     3.2 Noncontravention...........................................       3
     3.3 Consents...................................................       3
     3.4 Ownership..................................................       4
     3.6 Condemnation...............................................       4
     3.7 Litigation or Proceedings..................................       4
     3.8 Compliance; Notice of Violations...........................       4
     3.9 Liens......................................................       4
     3.10 Lease.....................................................       5
     3.11 Service Contracts.........................................       5
     3.12 No Actions................................................       5
     3.13 Existing Indebtedness.....................................       5
     3.14 Absence of Bankruptcy.....................................       6
     3.15 Driveways and Access......................................       6
     3.16 Utilities.................................................       6
     3.17 Underground Storage Tanks.................................       6
     3.18 Property Information......................................       6
     3.19 Lease Guaranty............................................       6
     3.20 Deed Restriction/Purchase Option..........................       6
     3.21 Zoning....................................................       6
4.   Purchaser's Representations and Warranties.....................       7
     4.1 Organization and Authority.................................       7
     4.2 Noncontravention...........................................       8
     4.3 Litigation or Proceedings..................................       8
     4.4 Consents...................................................       8
5.   Inspection; Condition of Property and Title....................       8
     5.1 Right of Inspection........................................       8
     5.2 Inspection Period..........................................       9
     5.3 "As-Is and Where Is Condition".............................      10
     5.4 Title Examination..........................................      10
     5.5 Assumption of Existing Indebtedness........................      10
6.   Conditions Precedent to Closing................................      10
     6.1 Purchaser's Conditions Precedent to Closing................      10
     6.2 Failure of Condition to Purchaser's Obligations............      12

                               TABLE OF CONTENTS
                               -----------------
                                   CONTINUED...

                                                                        PAGE
                                                                        ----
7.   Closing........................................................      12
8.   Seller's Deliveries............................................      13
     8.1 Deed                                                             13
     8.2 Assignment of Lease and Service Contracts..................      13
     8.3 Seller's Affidavits........................................      13
     8.4 FIRPTA Affidavit...........................................      13
     8.5 Resolutions................................................      13
     8.6 Bill of Sale...............................................      13
     8.7 Possession; Keys...........................................      14
     8.8 Original Documents.........................................      14
     8.9 Files......................................................      14
     8.10 Notice of Sale............................................      14
     8.11 Termination of Management Agreement.......................      14
     8.12 Termination of Leasing Agreement..........................      14
     8.13 General Ledgers...........................................      14
     8.14 Other Documents...........................................      14
9.   Purchaser's Closing Obligations................................      14
10.  Settlement Charges; Prorations and Adjustments.................      14
     10.1 Allocation of Settlement Charges..........................      14
     10.2 Prorations and Adjustments................................      14
     10.3 Release of Closing Escrow.................................      16
11.  Condemnation and Risk of Loss..................................      16
12.  Default Provisions; Remedies...................................      16
     12.1 Purchaser's Default.......................................      17
     12.2 Seller's Default..........................................      17
13.  Obligations of Seller Pending Closing..........................      17
     13.1 Occupancy at Closing......................................      17
     13.2 Leasing...................................................      17
     13.3 Maintenance and Operation of Property.....................      18
     13.4 No Action.................................................      18
     13.5 Additional Deliveries.....................................      18
     13.6 Scheduled Payments of the Existing Indebtedness...........      18
14.  Miscellaneous Provisions.......................................      18
     14.1 Completeness and Modification.............................      18
     14.2 Additional Documents......................................      18
     14.3 Severability..............................................      18
     14.4 Cumulative Remedies.......................................      18
     14.5 Construction..............................................      19
     14.6 Pronouns..................................................      19
     14.7 Binding Effect; Assignment................................      19
     14.8 Waiver; Modification......................................      19
     14.9 Governing Law.............................................      19

                               TABLE OF CONTENTS
                               -----------------
                                   CONTINUED...

                                                                        PAGE
                                                                        ----
     14.10 Headings.................................................      19
     14.11 Exhibits.................................................      19
     14.12 Counterparts.............................................      19
     14.13 Notices..................................................      19
     14.14 Section 1031 Exchange....................................      20
     14.15 Business Day.............................................      20
     14.16 Survival.................................................      20
     14.17 Attorneys' Fees..........................................      20
     14.18 Waiver of Jury...........................................      21
     14.19 Brokerage Commission.....................................      21
     14.20 Confidentiality..........................................      21
     14.21 Standstill Period........................................      21

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of the 15th day of March, 2006, by and between ARMADA/HOFFLER INVESTMENT PROPERTIES, L.P., a Virginia limited partnership ("SELLER"), and COLUMBIA EQUITY TRUST, INC., a Maryland corporation, or its permitted assigns (collectively "PURCHASER").

                                R E C I T A L S:

      A. Seller is the fee simple owner of that certain real property located in Reston, County of Fairfax, Virginia consisting of certain improvements known by street address 1741 Business Center Drive, Reston, Virginia 20190 comprising approximately 207,725 square feet of land and containing approximately 41,357 net rentable square feet of office space in a building (the "Building") located in the Lake Fairfax Business Center, such real property being more particularly described on Exhibit A attached hereto; and all right, title and interest of Seller, if any, that is appurtenant to the real property described on Exhibit A in and to the following: any land lying in the bed of any existing, dedicated street, road or alley, all strips and gores adjoining thereto and all appurtenances, rights, easements, rights-of-way, covenants, tenements, hereditaments and other rights incident thereto, including, without limitation, any right or option to acquire or benefit from any future easement or right-of-way to the extent that such rights and interests may benefit such real property (collectively, the "LAND"), together with all improvements situated thereon and all right, title and interest of Seller in and to all other improvements, driveways, landscaping, paving, walkways, plumbing and heating pipes and fixtures situated thereon that they may benefit such improvements, situated thereon and/or used in connection therewith to the extent that they may benefit such improvements (collectively, the "IMPROVEMENTS"), and, to the extent assignable, any leases, contract rights, escrow or security deposits, utility agreements, guarantees, licenses, approvals, amounts held in reserve by the holder of the Existing Indebtedness (defined below) with respect to the Improvements; certificates of occupancy, plans and specifications, logos, permits, warranties or other rights related to the development of, construction of, ownership or, or use and operation of, the real property (all such items being collectively referred to as the "INTANGIBLES"), and all furniture, fixtures and equipment and other items of personal property owned by Seller and located in or on the real property, as described in Exhibit B attached hereto and made a part hereof (collectively, the "PERSONALTY") (the Land and Improvements, together with the Intangibles and Personalty, being hereinafter sometimes referred to collectively as the "PROPERTY");

      B. Purchaser desires to purchase the Property, and Seller desires to sell the Property, all pursuant to the following terms.

      NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. PURCHASE AND SALE OF THE PROPERTY. Seller agrees to sell and transfer the Property and its right, title and interest in the Lease (hereinafter defined), and Purchaser agrees to purchase the Property, together with all of Seller's right, title and interest in the Lease, pursuant to the terms and conditions set forth herein.

      2. PURCHASE PRICE AND METHOD OF PAYMENT.

            2.1 PURCHASE PRICE. The purchase price for which the Seller agrees to sell and assign the Property (including Seller's interests in the Lease as aforesaid) and which the Purchaser agrees to pay or deliver to the Seller, subject to the terms and conditions set forth herein, shall be equal to ELEVEN MILLION FIVE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($11,575,000.00) (the "PURCHASE PRICE") to be paid as described in Section 2.2 hereof.

            2.2 METHOD OF PAYMENT. The Purchase Price shall be payable by Purchaser as follows: (i) Purchaser shall, at its option, either assume or defease the indebtedness outstanding as of the Closing Date (hereinafter defined) owed by Seller to holder of a certain Promissory Note, dated June 1, 1999, in the original principal amount of $8,800,000.00 made by The Advance Group/Lake Fairfax, L.L.C. payable to NationsBank, N.A. (the Note")(the current holder(s) of the Note and its servicers are collectively referred to as the "EXISTING LENDER"), and secured by the Property and more particularly described on Exhibit C hereto (the "EXISTING INDEBTEDNESS"); Purchaser shall be responsible for the assumption fees or, in the event of a defeasance, any pre-payment penalties and all costs and expenses of such defeasance, and reasonable costs and expenses of Existing Lender (including reasonable attorney's fees) related to the assumption or defeasance of the Existing Indebtedness (the "LOAN FEES") and the amount of the Loan Fees shall not be deducted from the Purchase Price or be considered to be a part of the Existing Indebtedness assumed by Purchaser; and (ii) the balance after application of the assumption or the defeasance amounts described in (i) above, as further adjusted to account for any reserves held by Existing Lender, in the case of an assumption, and any prorations and adjustments required hereunder, and minus the Deposit (below defined) shall be paid by Purchaser in escrow to the Escrow Agent (below defined) in immediately available U.S. funds.

            2.3 DEPOSIT. Within three (3) business days following the Effective Date, Purchaser shall deposit with Commercial Title Group, Inc. or another escrow agent acceptable to Purchaser and Seller (the "ESCROW AGENT") in cash, One Hundred Fifty Thousand Dollars ($150,000.00) (the "GOOD FAITH DEPOSIT"). The Good Faith Deposit shall become non-refundable, except as otherwise provided in this Agreement, in the event the Agreement is not terminated prior to the expiration of the Inspection Period (below defined). If the Agreement is terminated prior to the expiration of the Inspection Period, the Good Faith Deposit will be fully refunded to Purchaser. If Purchaser does not terminate the Agreement, then within three (3) business days following the expiration of the Inspection Period, Purchaser will deposit with Escrow Agent the additional sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "EARNEST MONEY," collectively with the Good Faith Deposit, being hereinafter referred to as the "DEPOSIT"). The Deposit will be non-refundable except for a default by Seller under the Agreement, a material casualty, a condemnation, or a failure to meet a closing condition. As used herein, the term "DEPOSIT" shall include the Deposit and all interest earned on the Deposit.

            2.4. ESCROW AGENT. The Escrow Agent shall not be liable for any acts or omissions at any time unless caused by the gross negligence or willful malfeasance of the Escrow Agent with respect to the escrow established herein. If a dispute arises between the parties as to the disposition of the Deposit, the Escrow Agent shall: (a) hold the Deposit until the Escrow Agent has received releases signed by all parties to the transaction authorizing disposition of the Deposit, or (b) hold the Deposit until such time as one of the parties to the transaction files suit and the court in which the suit is filed orders the disbursement of the

Deposit, or (c) deliver such Deposit into the court by filing an Interpleader Action. In the event of any litigation between Seller and Purchaser concerning the Deposit, Escrow Agent's sole responsibility may be satisfied, at Escrow Agent's option, by delivering the Deposit into the court in which such litigation is pending, and Purchaser and Seller agree that upon deliverance of such Deposit into court, neither Purchaser nor Seller shall have any further right, claim, demand, or action against the Escrow Agent. In the event any dispute arises under this Agreement between Seller and Purchaser resulting in the Escrow Agent being made a party to any litigation, Seller and Purchaser, jointly and severally, shall indemnify the Escrow Agent for all costs, and reasonable attorneys' fees and legal expenses incurred by the Escrow Agent as a result thereof, provided that such litigation does not result in a judgment against the Escrow Agent for acting improperly under this Agreement. Notwithstanding anything to the contrary contained in this Section 2.4, Escrow Agent and Seller acknowledge and agree that Purchaser has the unilateral right to receive a refund of the Deposit pursuant to Section 5.2.

      3. SELLER'S REPRESENTATIONS AND WARRANTIES. In order to induce Purchaser to enter into this Agreement and to purchase the Property, Seller makes the following representations and warranties, each of which being true and correct in all material respects as of the date hereof and, to the extent such representations and warranties shall still be true and correct in all material respects on the Closing Date, will reaffirm such on the Closing Date. To the extent Seller discovers such representations and warranties are no longer true and correct in all material respects, Seller shall, upon such discovery, provide prompt written notice to Purchaser, with sufficient detail in order to reasonably and fully advise Purchaser of any such change. (However, such a notice shall not effect Purchaser's right to terminate this Agreement under
Section 6.2 hereof.)

            3.1 ORGANIZATION AND AUTHORITY. Seller has full power and authority to enter into this Agreement, to sell the Property to Purchaser and to otherwise perform its obligations hereunder. Seller further represents to Purchaser that the execution, delivery and performance of this Agreement, the fulfillment of and compliance with the terms and provisions hereof and the due consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite organizational action, all of which are in full force and effect. The purchase and sale of the Property pursuant to this Agreement (and the consummation of the transactions contemplated herein) shall not violate any law, ordinance, judgment, decree or order to which Seller or the Property is subject. Seller is not a "FOREIGN PERSON" as that term is defined by Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE").

            3.2 NONCONTRAVENTION. Neither the entry into nor the performance of, or compliance with, this Agreement by Seller has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing organizational documents or agreements, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Seller.

            3.3 CONSENTS. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Seller has been obtained or will be obtained on or before the Closing Date. The tenant under the Lease, Chubb Computer Services, Inc., has provided Seller with a written waiver of its rights to purchase the Property, a copy of which waiver is attached hereto and made a part hereof as Exhibit D.

            3.4 OWNERSHIP. Seller is the sole, fee simple owner of full legal, equitable and beneficial title to the Property, free and clear of liens and encumbrances other than the Permitted Exceptions (defined below) and the lien securing the Existing Indebtedness. To the best of Seller's actual knowledge, Seller is not in default of any of its obligations under the Permitted Exceptions, except a potential contingent liability to build an access road as set forth under that certain letter agreement, dated May 28, 1999, between LFBC Ten Limited Partnership, Lake Fairfax Seven Limited Partnership and The Advance Group/Lake Fairfax, LLC.

            3.5. HAZARDOUS WASTES. With respect to the Property (including, without limitation, the soil and ground water underneath the Improvements), no summons, citation, directive, notice or complaint issued by the United States Environmental Protection Agency or other federal or local Government authority has been received by Seller, its employees or to Seller's knowledge, its agents, concerning any alleged violations of any environmental laws and regulations or any investigation or request for information relating to the handling, packaging, transportation, treatment, storage or disposal of Hazardous Substances on-site or when transported off-site. To Seller's knowledge, the Property is in compliance with all laws, regulations, orders, decrees and agreements relating to Hazardous Substances and there are no Hazardous Substances on, at or under the Property as of the date hereof. The term "HAZARDOUS SUBSTANCES" means any "HAZARDOUS CHEMICAL," "HAZARDOUS SUBSTANCE" or similar term as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), and all rules and regulations thereunder or in any other applicable federal, state, or local law, rule or regulation dealing with environmental protection (including but not limited to petroleum products). For the purposes of this Agreement, the term Hazardous Substances also includes radon, petroleum and petroleum products, asbestos and asbestos products, and mold and mildew.

            3.6 CONDEMNATION. No taking by power of eminent domain or condemnation proceeding or similar proceeding has been instituted or, to Seller's knowledge, threatened for the permanent or temporary taking or condemnation of all or any portion of the Property.

            3.7 LITIGATION OR PROCEEDINGS. Seller has not received any notice and has no knowledge of any action, suit, proceeding or claim affecting the Property, or any portion thereof, relating to or arising out of the ownership, operation, use or occupancy of the Property pending, threatened or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

            3.8 COMPLIANCE; NOTICE OF VIOLATIONS. Seller has not received any written notice of any violation of any law, rule, regulation, order, requirement, code, ordinance, statute or regulation issued by any Government agency, board, commission, authority or other Government entity, or any insurance board of underwriters, or of any action in any court or in any Government or administrative body on account thereof, against or affecting the zoning, use, development, maintenance, condition or operation of the Property or any part thereof.

            3.9 LIENS. No labor has been performed or materials furnished at the request or direction of Seller that could result in a materialman's or mechanic's lien filed against the Property except as shall be fully paid or released prior to Closing. All real estate taxes on the

Property which have become due and payable prior to Closing have been or will be paid by Closing.

            3.10 LEASE. There are no leases, subleases, lease guaranties, assignments, license agreements or other occupancy agreements for the Property binding upon the Purchaser or its successors other than the Lease identified on Exhibit E attached hereto (the "LEASE") and made a part hereof. To the best of Seller's actual knowledge, the Lease is in full force and effect and shall not be further extended, modified or amended in any manner prior to Closing without the Purchaser's consent, which shall not be unreasonably withheld, conditioned or delayed. To Seller's knowledge, neither landlord nor tenant is in default under the Lease, and there are no other obligations of the landlord pertaining to the Property except as expressly set forth in the Lease, Service Contracts, Loan Documents and other matters disclosed in this Agreement. The tenant under the Lease has not prepaid rent thereunder except for Property operating expenses. To the knowledge of Seller, no controversy, claim, dispute or disagreement exists between the parties to the Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease. To the best of Seller's actual knowledge, the Lease is valid and enforceable in accordance with its terms and in full force and effect. Seller has not sent written notice of termination to the tenant under the Lease. Seller has not received written notice of termination, default, or challenge to the validity of the Lease from the tenant under the Lease. There is no security deposit or other deposits or outstanding tenant improvement obligations under the Lease, except as expressly set forth on Exhibit E. There are no brokerage, leasing or other commissions payable with respect to the Lease as of the date hereof, and at Closing, there shall be no such commissions payable, whether with respect to the present term thereunder or any renewal term, except as expressly set forth on Exhibit E.

            3.11 SERVICE CONTRACTS. All service, maintenance, supply, management, leasing contracts or other agreements ("SERVICE CONTRACTS") which affect the Property are shown on Exhibit F attached hereto and made a part hereof. To Seller's knowledge, Seller is not in default under any of the Service Contracts and to its knowledge no other parties to any of the Service Contracts are in default thereunder. On or before the expiration of the Inspection Period, Purchaser shall notify Seller which of the Service Contracts, if any, Purchaser elects to assume at Closing and Purchaser and Seller will enter into a mutually acceptable assignment and assumption agreement at Closing for all such assumed Service Contracts. Those Service Contracts not assumed by Purchaser shall be terminated by Seller on or before Closing, as of the date of Closing. True and complete copies of the Service Contracts have been or will be delivered to Purchaser by or on behalf of Seller within five (5) days of the Effective Date and, to Seller's knowledge, all the Service Contracts are in full force and effect and none of them has been further modified, amended or extended.

            3.12 NO ACTIONS. Seller shall not take any action or cause or permit by its agents or employees any action to be taken which would cause any of the representations or warranties contained or incorporated in this Agreement to be untrue as of the Closing Date. Seller agrees to notify Purchaser promptly in writing of any event or condition of which Seller becomes aware which occurs prior to Closing hereunder and which causes a material change in the truth of any of the representations or warranties contained herein.

            3.13 EXISTING INDEBTEDNESS. To the extent not previously provided or made available to Purchaser, Seller represents that copies of the Existing Indebtedness shall be provided to Purchaser within three (3) business days following the Effective Date hereof. Seller represents and warrants to the Purchaser that, to the best of Seller's actual knowledge, (i) there are no defaults existing, nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute a default, under any loan documents securing or otherwise delivered by Seller in connection with the Existing Indebtedness; and (ii) the Existing Indebtedness is assumable subject to the terms of the Existing Indebtedness. As of March 6, 2006, to the best of Seller's actual knowledge, (a) the outstanding principal amount of the Existing Indebtedness is $7,339,548.04, and (b) the reserves held by the holder of the Existing Indebtedness are as follows: (i) Replacement Reserve of $12,588.42 and (ii) Tenant Improvement Reserve of $24,087.15.

            3.14 ABSENCE OF BANKRUPTCY. Neither Seller nor any general partner of Seller has commenced (within the meaning of any Bankruptcy Law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any Bankruptcy Law that is for relief against Seller or any of its general partners in any involuntary case or appoints a custodian of Seller or any of its general partners or for all or any substantial part of its or their property.

            3.15 DRIVEWAYS AND ACCESS. Seller has no actual knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property.

            3.16 UTILITIES. To the best of Seller's actual knowledge, (a) all water, sewer, gas, electricity, telephone and other utilities required for the use, occupancy, operation and maintenance of the Improvements are connected thereto and in service, are adequate to serve the normal operation of the Property, are supplied directly to the Property by facilities of public or private utilities, and the cost of installation and connection of such utilities has been fully paid and (b) all public utilities required for the operation of the Property enter the Property through lands as to which valid public or private easements exist that will inure to the benefit of Purchaser.

            3.17 UNDERGROUND STORAGE TANKS. To the best of Seller's actual knowledge, there are no underground storage tanks located on the Property. Seller has not removed, or caused to be removed, any underground storage tanks from the Property and, to the best of Seller's knowledge, no underground storage tanks were removed from the Property before Seller acquired title to the Property.

            3.18 PROPERTY INFORMATION. The copies of the Lease, the Guaranty (hereinafter defined) and the Rent Roll provided or to be provided to Purchaser are true, accurate and complete in all material respects and, to the best of Seller's actual knowledge, the copies of the Property Information (hereinafter defined) delivered or to be delivered by Seller to Purchaser are complete in all material respects. Except as may otherwise be provided in the Agreement, Seller does not represent or warrant to Purchaser the truthfulness or accuracy of any of the Property Information and Purchaser shall rely on such Property Information at its own risk.

            3.19 LEASE GUARANTY. The Guaranty of Lease dated September 15, 1998 (the "GUARANTY") by Federal Insurance Company (the "GUARANTOR") with regard to the Lease is in full force and effect, has not been amended, and, to Seller's knowledge, neither landlord nor Guarantor is in default under the Guaranty.

            3.20 DEED RESTRICTION/PURCHASE OPTION. In connection with the Special Warranty Deed, Building Restriction, Purchase Option and Grant of Easements dated June 8, 1999 (the "1999 DEED") with respect to the Land by and between Lake Fairfax Seven Limited Partnership, as Grantor, and The Advance Group/Lake Fairfax, LLC, as Grantee, (a) to the best of Seller's actual knowledge, the tenant under the Lease moved into the Property on or about January 28, 2000; (b) to the best of Seller's actual knowledge, the Option to purchase the Service Land and the Service Building (as such terms are defined in the 1999 Deed) remains in full force and effect, and Seller will assign all of its rights, title and interest in such Option to Purchaser upon its purchase of the Property; and (c) Seller has not received an Exercise Notice, as defined in the 1999 Deed.

            3.21. ZONING. To the best of Seller's actual knowledge, there are no outstanding zoning proffers applicable to the Property or any part thereof.

      When used in this Section 3 and elsewhere in this Agreement, "TO SELLER'S KNOWLEDGE," "TO SELLER'S ACTUAL KNOWLEDGE," "SELLER IS NOT AWARE OF," "SELLER DOES NOT KNOW" and words of similar import mean the knowledge of (i) Shelly R. Hampton, Seller's Director of Asset Management, and of (ii) Eric L. Smith, Seller's asset manager, without investigation or duty of investigation, and such words expressly do not include any constructive or imputed knowledge.

      Seller shall have the right, from time to time after the Effective Date and at or prior to Closing, to amend its representations and warranties set forth above due to any change in the facts outside the control of and otherwise not caused by Seller and not actually known by Seller as of the Effective Date by providing Purchaser with written notice thereof and providing the specific nature of such untrue representation; provided, however, in the event that Seller does so amend its representations or warranties (in any material adverse respect with respect to representations and warranties not qualified by materiality), Purchaser shall have the right, as its sole remedy for such amendment, to terminate this Agreement, and receive a refund of the Deposit, if Seller does not cure or otherwise correct such matter to the Purchaser's reasonable satisfaction. Seller's representations and warranties shall survive Closing for a period of twelve (12) months thereafter and same shall constitute a contingent liability of Seller during such survival period. Notwithstanding the foregoing, no representation or warranty shall be deemed to have survived Closing, if Purchaser shall have had actual knowledge of a breach or violation of such representation or warranty at the time of Closing and elected to proceed to Closing notwithstanding such breach or violation.

      4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. In order to induce Seller to enter into this Agreement and to sell the Property, Purchaser makes the following representations and warranties, each of which being true and correct in all material respects as of the date hereof and each of which shall be true and correct in all material respects on the Closing Date.

            4.1 ORGANIZATION AND AUTHORITY. Purchaser has full power and authority to enter into this Agreement. Purchaser will have at Closing, full power and authority to purchase the Property from Seller and to otherwise perform its obligations hereunder. Purchaser further represents to Seller that the execution, delivery and performance of this Agreement, the fulfillment of and compliance with the terms and provisions hereof and the due consummation of the transactions contemplated hereby will be at Closing duly and validly authorized and approved by all requisite organizational action, all of which will be in full force and effect. The purchase of the Property pursuant to this Agreement (and the consummation of the transactions contemplated herein) will not violate any law, ordinance, judgment, decree or order to which Purchaser is subject.

            4.2 NONCONTRAVENTION. Neither the entry into nor the performance of, or compliance with, this Agreement by Purchaser has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing organizational documents or agreements, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Purchaser.

            4.3 LITIGATION OR PROCEEDINGS. Purchaser has received no notice and has no knowledge of any action, suit, proceeding or claim affecting Purchaser pending, threatened or being prosecuted in any court or by or before any federal, estate, county or municipal department, commission, board, bureau or agency or other governmental instrumentality that impairs or affects Purchaser's ability to enter into this Agreement and perform its obligations hereunder or that could materially and adversely affect the business, financial position, or results of operations of the Purchaser.

            4.4 CONSENTS. Except as may otherwise be set forth in Section 6 hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Purchaser has been obtained or will be obtained on or before the Closing Date.

      5. INSPECTION; CONDITION OF PROPERTY AND TITLE.

            5.1 RIGHT OF INSPECTION. Purchaser shall have the right, at its own risk, cost and expense, at any time prior to Closing during normal business hours (i.e. Monday through Friday from 9:00 a.m. to 5:00 p.m. (federal holidays excepted) upon not less than twenty-four (24)) hours prior notice to Seller, and subject to the approval of the tenant under the Lease with respect to any entry into the leased premises (if required under the terms of the Lease), to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, tests, test borings, inspections, investigations and architectural, structural, economic, environmental and other studies of the Property as Purchaser may deem desirable and to interview the tenant under the Lease. Seller shall, within two (2) business days after the Effective Date (unless otherwise provided on Exhibit M), forward to Purchaser all of the documents related to the Property as set forth on Exhibit M attached hereto and made a part hereof (the "PROPERTY INFORMATION") to the extent such Property Information is in the possession of Seller or within Seller's reasonable control. Seller agrees that it shall reasonably cooperate with Purchaser in connection with any other information regarding the Property reasonably requested by Purchaser and will provide or make available such information during the Inspection Period and at all periods thereafter through the Closing to the extent in Seller's possession. Purchaser shall, at Purchaser's sole cost and expense, promptly and fully restore any damage or destruction to the Property occurring as a result of any act or omission of Purchaser by reason of such tests, studies or investigations. Purchaser shall indemnify, defend and hold Seller harmless from and against all loss, cost, damage or claim (including attorneys' fees reasonably incurred, court costs and costs of investigation) arising out of or resulting from Purchaser's exercise of the right and privilege granted to Purchaser contained in this Section 5.1, and the undertakings contained in this Section 5 shall survive Closing or prior termination of this Agreement. The parties acknowledge that Purchaser may be required to perform a historical audit of the Property in order to comply with Item 3-14 of Regulation S-X promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. Seller shall, effective as of the Closing Date, made commercially reasonable efforts to permit Purchaser's auditors access at that location where Seller customarily maintains its records, upon reasonable advance notice and during normal business hours, to all of the Property's books and records and the operating statements (certified by an officer of the general partner of Seller) and property management balance sheets for the Property for one (1) calendar year prior to the Closing Date and for the period from the end of the prior fiscal year through the Closing Date. To the extent that the originals or copies of same are not otherwise provided by Seller to Purchaser at the Closing, and to the extent that the same are ordinarily maintained by Seller in its normal course of business, such books and records shall include the detail general ledger of profits and loss, accounts receivable records, rent rolls, billing records, accounts payable records, and contracts. Purchaser's access rights shall commence on the Closing Date and shall continue until the successful completion of the audit and the filing of the 3-14 report with the SEC, written notice of which shall be delivered promptly by Purchaser to Seller. The foregoing obligation shall fully survive the Closing. Notwithstanding anything to the contrary in the foregoing, other than providing the access to Purchaser specified herein, Seller shall not have any liability or responsibility in connection with or in any manner related to, directly or indirectly, any audit required to be made by Purchaser or any compliance required of Purchaser with any Regulation under the Securities Act of 1933 or the Securities Act of 1934.

            5.2 INSPECTION PERIOD. Purchaser's obligations under this Agreement are subject to Purchaser's approval of the Property for Purchaser's intended use and to satisfaction of certain other contingencies more fully described below. Purchaser shall have the period commencing on the Effective Date and ending at 5 p.m. on that date which is thirty (30) days after the Effective Date (the "INSPECTION PERIOD") to inspect the Property and to conduct such tests and investigations as it deems advisable in order to determine that the Property can be used for Purchaser's intended use. If, during the Inspection Period, Purchaser in its sole discretion is not satisfied with its findings hereof for any or no reason whatsoever, Purchaser shall notify Seller and Escrow Agent in writing (prior to the expiration of the Inspection Period) in which event:

                  a. the Good Faith Deposit shall be returned to Purchaser by Escrow Agent without any authorization by Seller;

                  b. this Agreement shall be terminated; and

                  c. the parties shall be relieved of any further obligation and responsibility under this Agreement, subject only to the Purchaser's obligations under Section 5.1.

It is expressly recognized and agreed by the parties that if Purchaser fails to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall be deemed to have waived its termination right under this
Section 5.2, and the entire Deposit shall thereupon be deemed at risk to Purchaser, subject to the other terms of this Agreement. Consequently, should Purchaser wrongfully fail to settle on the Property pursuant to the terms of this Agreement, the Deposit shall be non-refundable to Purchaser and paid to Seller in accordance with the Default provisions below as final, liquidated damages.

            5.3 "AS-IS AND WHERE IS CONDITION". The Purchaser acknowledges that, except as otherwise expressly set forth herein and subject to Purchaser's rights in Sections 5.1 and 5.2 above, it is accepting the Property "as is and where is," in its present physical condition, which Purchaser is familiar with or has had adequate opportunity to become familiar with. Except as specifically provided in this Agreement, the Purchaser acknowledges that Seller has made no representations or warranties to the Purchaser regarding the condition of the Property.

            5.4 TITLE EXAMINATION. Purchaser shall have until the expiration of the Inspection Period, at Purchaser's sole expense, to obtain title and survey examinations of the Property and owner's title insurance commitments, in form and substance, and issued by a title insurance company, acceptable to Purchaser and subject only to those exceptions to title to the Property Purchaser agrees to accept. If Purchaser is not satisfied with the state of title or survey matters to the Property, Purchaser shall notify Seller of such title or survey objections in writing ("OBJECTIONS NOTICE") prior to the expiration of the Inspection Period. If Seller does not agree in writing ("SELLER'S RESPONSE") within five (5) days of Seller's receipt of the Objection Notice to attempt to cure any such title or survey objections raised by Purchaser (which Seller shall not be obligated to do), then Purchaser may terminate this Agreement by providing written notice thereof to Seller within five (5) days of Purchaser's receipt of the Seller's Response or if no such written notice is received by Purchaser within five (5) days of the date Seller's Response was due, in which event the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except as expressly provided herein. If (i) Purchaser fails to deliver an Objections Notice, or (ii) Seller does not agree in writing to attempt to cure any such noticed title or survey objections and Purchaser fails to terminate this Agreement pursuant hereto, then, in either event, Purchaser shall be deemed to have waived any such title or survey objections and shall proceed to Closing without any reduction in the Purchase Price, in which event the Property will be conveyed to Purchaser subject to such title or survey objections and such title or survey objections shall thereafter constitute "PERMITTED EXCEPTIONS" for all purposes of this Agreement. If Seller undertakes in writing to attempt to cure any noticed title or survey objections raised by Purchaser, but Seller is unable to cure such title or survey objections at or prior to Closing, then, subject to Section 6.2, Purchaser may terminate this Agreement by providing written notice thereof to Seller, in which event the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder.

            5.5 ASSUMPTION OF EXISTING INDEBTEDNESS. Commencing on the Effective Date, Purchaser shall work actively and in good faith with Existing Lender to ensure that Purchaser will be able to timely and satisfactorily assume the Existing Indebtedness at Closing. Seller shall cooperate with Purchaser in good faith prior to Closing in connection with such Purchaser efforts, and shall sign such documents as may be reasonably required by Existing Lender to effectuate such assumption. In connection therewith and as a condition to Seller's obligations hereunder, Seller and any guarantors shall be released from any obligations under the Existing Indebtedness which accrue after the Closing. Purchaser shall be responsible for the Loan Fees and such amounts shall not be deducted from the Purchase Price.

      6. CONDITIONS PRECEDENT TO CLOSING.

            6.1 PURCHASER'S CONDITIONS PRECEDENT TO CLOSING. It shall be a condition precedent to Purchaser's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:

                  a. REPRESENTATIONS AND WARRANTIES. Each of Seller's representations and warranties contained herein shall be true and correct in all material respects in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing Date. In addition, Seller shall have complied with its obligations under Sections 8 and 13 below as of the Closing Date.

                  b. CONDITION OF PROPERTY. Seller shall not have committed waste or nuisance upon the Property and shall have maintained and kept the Property (including the grounds thereof) in substantially the same order and condition as exists as of the date hereof, normal wear, tear and obsolescence excepted. Seller shall not cause any renovations, alterations or significant cosmetic changes to be made at or to the Property prior to Closing except required repairs and any alterations or changes made with Purchaser's written consent (which consent shall not be unreasonably delayed, withheld or conditioned). Seller shall not have undertaken or permitted any action within Seller's control, without the consent of Purchaser, which would impair or otherwise affect the use, ownership, acquisition or development of the Property on or after Closing in any material, adverse respect or which would cause any of the representations or warranties set forth herein to be untrue in any material respect.

                  c. EXISTING INDEBTEDNESS. The Existing Indebtedness shall have been assumed or defeased by Purchaser, and all necessary consents related to the Existing Indebtedness (including, but not limited to the delivery of all assumption or defeasance documents executed by Existing Lender) shall have been received by Purchaser. Purchaser shall be responsible for any Loan Fees, including, but not limited to, pre-payment penalties and other expenses associated with defeasance of the Existing Indebtedness. In the event that Purchaser elects to exercise its option to cause a defeasance of the Existing Indebtedness, Seller shall cooperate fully with Purchaser to effectuate such defeasance, including without limitation, by executing documents requested by the holder of the Existing Indebtedness required to effectuate the defeasance.

                  d. TENANT ESTOPPEL CERTIFICATE. Seller shall obtain from the tenant of the Lease and shall deliver to Purchaser at least three (3) business days prior to Closing, a signed estoppel certificate, dated no more than thirty
(30) days prior to the Closing Date, in the form of the estoppel certificate attached hereto and made a part hereof as Exhibit G or in the form which may be required by the Lease. If Seller has obtained the foregoing estoppel certificate in accordance with this subparagraph and Purchaser exercises its right pursuant to Section 7 to extend the date of Closing, Seller shall make reasonable efforts to update or obtain a new estoppel certificate, but such updated or new estoppel certificate shall not be a condition to Purchaser's obligations under this Agreement.

                  e. CC&R ESTOPPEL CERTIFICATES. Purchaser shall obtain from each Benefited Owner (as such term is defined in the Ingress-Egress Easement and Maintenance Agreement dated February 26, 1999 and recorded among the land records of Fairfax County, Virginia at Deed Book 10896, Page 1139), at least three (3) business days prior to Closing, a signed estoppel certificate, dated no more than thirty (30) days prior to the Closing Date, in the form of the estoppel certificate attached hereto and made a part hereof as Exhibit H-1. Purchaser shall obtain from Lake Fairfax Business Center Owners' Association at least three (3) business days prior to Closing, a signed estoppel certificate, dated no more than thirty (30) days prior to the Closing Date, in the form of the estoppel certificate attached hereto and made a part hereof as Exhibit H-2. If Purchaser has obtained either of the foregoing estoppel certificates in accordance with this subparagraph and Purchaser exercises its right pursuant to Section 7 to extend the date of Closing, while Purchaser may attempt to update or obtain a new estoppel certificate, the receipt of such update or new estoppel certificate shall not be a condition to Purchaser's obligations under this Agreement. Seller agrees to cooperate with Purchaser in the obtaining of the certificates required by this paragraph. If Purchaser shall fail to obtain the foregoing certificates prior to the Closing, Seller may extend the Closing for up to twenty (20) days by giving Purchaser written notice of such extension prior to the originally scheduled Closing in order to provide Seller with an opportunity to obtain such certificates.

                  f. GUARANTOR ESTOPPEL CERTIFICATE. Seller shall obtain from Guarantor and shall deliver to Purchaser at least three (3) business days prior to Closing, a signed estoppel certificate, dated no more than thirty (30) days prior to the Closing Date, in the form of the estoppel certificate attached hereto and made a part hereof as Exhibit I or in the form which may be required by the Guaranty. If Seller has obtained the foregoing estoppel certificate in accordance with this subparagraph and Purchaser exercises its right pursuant to
Section 7 to extend the date of Closing, Seller shall make reasonable efforts to update or obtain a new estoppel certificate, but such updated or new estoppel certificate shall not be a condition to Purchaser's obligations under this Agreement.

            6.2 FAILURE OF CONDITION TO PURCHASER'S OBLIGATIONS. In the event of the failure of any condition precedent set forth in Section 6.1 above as of the Closing Date, Seller shall have the right to extend the Closing Date by written notice to Purchaser prior to the Closing Date by up to ten (10) days, in order to attempt to satisfy such condition. In the event of the failure as of the Closing Date (as the same may have been extended) of any condition precedent set forth in Section 6.1 above, Purchaser, at its sole election, may, at its option, either:

                  a. terminate this Agreement, in which event the Deposit shall be returned to Purchaser and, if the failure of a condition precedent is under
Section 6.1 a or 6.1 b and such failure is caused by the Seller, Seller shall reimburse Purchaser for all out-of-pocket costs actually incurred by Purchaser in connection with the negotiation of this Agreement and the reasonable pursuit by Purchaser of the transactions contemplated hereunder, including without limitation, reasonable attorney's fees and all consultant's costs to investigate the Property (collectively, the "PURSUIT COSTS") up to a maximum amount of Forty Thousand Dollars ($40,000.00), whereupon neither party shall have any further obligations or liabilities to the other, subject only to the obligations of the Purchaser under Section 5.1, or

                  b. waive the condition and proceed to Closing.

     However, nothing contained herein shall be deemed to affect the rights of Purchaser under Section 6.1 in the event Seller has breached a representation or warranty made by Seller under this Agreement, or Seller shall default in its obligations to settle on the Property. Notwithstanding the foregoing, the failure of Seller to obtain any of the estoppel certificates described in subsections d, e or f of Section 6.1 shall not be an event of default under this Agreement.

      7. CLOSING. Prior to the end of the Inspection Period, Purchaser shall advise Seller in writing if Purchaser elects to assume the Existing Indebtedness or to defease the Existing Indebtedness. The purchase and sale contemplated herein shall be consummated at a settlement ("CLOSING") which shall take place on the date (the "CLOSING DATE") that is (i) forty-five (45) days after the expiration of the Inspection Period, if Purchaser has elected to defease the Existing

Indebtedness, or (ii) ten (10) business days after the Existing Lender has approved Purchaser's assumption of the Existing Indebtedness. The Existing Lender shall not be deemed to have approved Purchaser's assumption of the Existing Indebtedness until the Existing Lender and Purchaser have agreed upon the final form of all assumption documents. If Purchaser has elected to assume the Existing Indebtedness and in the event that Existing Lender has not approved Purchaser's assumption by the date which is forty-five (45) days after the expiration of the Inspection Period, Purchaser shall have the right to terminate this Agreement, upon written notice to Seller, and to receive a return of the Deposit. If such assumption has not been approved within sixty (60) days after the expiration of the Inspection Period, Seller shall have the right to terminate this Agreement, upon written notice to Purchaser, and Purchaser shall receive a return of the Deposit. The Closing shall take place during normal business hours on the Closing Date at the offices of the Escrow Agent or at such other location as the parties may mutually agree. Purchaser shall have the right to extend the Closing Date by an additional thirty (30) days by posting an additional Two Hundred Fifty Thousand Dollars ($250,000.00) as part of the non-refundable Deposit with the Escrow Agent, upon three (3) days written notice prior to the original Closing Date.

      8. SELLER'S DELIVERIES. Seller, with respect to the Property, shall execute, as appropriate, and deliver to the Escrow Agent at Closing:

            8.1 DEED. Special warranty deed ("DEED") in the form attached hereto and made a part hereof as Exhibit J, whereunder Seller grants and conveys fee simple title to the Property.

            8.2 ASSIGNMENT OF LEASE AND SERVICE CONTRACTS. An agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") evidencing the Seller's assignment and the Purchaser's assumption of the Lease and any accepted Service Contracts as of the Closing Date in the form attached hereto and made a part hereof as Exhibit K.

            8.3 SELLER'S AFFIDAVITS. Such certificates, owner's affidavits and other evidence signed and delivered by Seller, as may reasonably be required to induce the title company to issue the Title Policy, without exception except for the Permitted Exceptions and the liens securing the Existing Indebtedness.

            8.4 FIRPTA AFFIDAVIT. An affidavit certifying that Seller is not a "FOREIGN PERSON" as that term is defined by Section 1445 of the Code.

            8.5 RESOLUTIONS. Seller's resolutions authorizing the sale contemplated herein and the execution of this Agreement and all other documents delivered by Seller at Closing and such other certificates, documents and instruments as may reasonably be required by the title company to issue the Title Policy.

            8.6 BILL OF SALE. A bill of sale in the form attached hereto and made a part hereof as Exhibit L, conveying to Purchaser all Personal Property and the Intangibles, and all of Seller's right, title and interest, to the extent assignable, in and to any (i) unexpired warranties and guarantees now in effect with respect to any part of the Property and/or mechanical equipment and appliances at the Property, (ii) all architectural, engineering, rezoning and subdivision plans (if any), specifications, drawings, and reports, and (iii) all licenses and permits relating to the Property to the extent the same exist and are assignable.

            8.7 POSSESSION; KEYS. Possession of the Property and keys for the Improvements in the possession or control of Seller or its agents.

            8.8 ORIGINAL DOCUMENTS. The originals (or copies if originals are not available) of all the Building Documents.

            8.9 FILES. To the extent available, originals (or copies, if originals are not available) of all documents and books and records necessary for the continued operation of the Property, other than proprietary information, including without limitation, Lease files, rent records, escalation records and statements and maintenance records.

            8.10 NOTICE OF SALE. Sufficient original letters, executed by Seller, advising the tenant under the Lease of the sale of the Property to Purchaser and directing that all rents and other payments thereafter becoming due be sent to Purchaser or as Purchaser may direct.

            8.11 TERMINATION OF MANAGEMENT AGREEMENT. A termination of management agreement executed by Seller and its managing agent(s) terminating any management agreement(s) relating to the Property.

            8.12 TERMINATION OF LEASING AGREEMENT. A termination of leasing commission agreement executed by Seller and its leasing agent(s) terminating any leasing agreement(s) relating to the Property, which termination shall set forth any amounts which Purchaser may be required to pay (with respect to extensions and renewals) after the Closing, but only to the extent such amounts are specifically set forth on Exhibit E.

            8.13 GENERAL LEDGERS. Detail general ledgers and trial balances for the Property, in Excel format, for the fiscal year prior to the Closing Date and for the interim period from the most recent fiscal year through the Closing Date.

            8.14 OTHER DOCUMENTS. Any other documents reasonably required by Purchaser's title company, including but not limited to a Virginia Department of Taxation Form R-5E and all necessary information for IRS Form 1099-S.

      9. PURCHASER'S CLOSING OBLIGATIONS. Purchaser shall assume or defease the Existing Indebtedness, and shall pay all other funds required hereunder to be paid by the Purchaser in connection with the Closing, by federal wire transfer to the Escrow Agent on the Closing Date. Purchaser shall also execute the Assignment and Assumption Agreement, and such other documents or instruments as the Escrow Agent or title company may reasonably require in connection with the Closing.

      10. SETTLEMENT CHARGES; PRORATIONS AND ADJUSTMENTS.

            10.1 ALLOCATION OF SETTLEMENT CHARGES. Seller shall pay the Grantor's Tax and the cost of preparation of the Deed in connection with the Property. Purchaser shall pay the recordation taxes on the Deed, title examination fees, the title insurance premium, any survey costs, all costs involved with the assumption of the Existing Indebtedness, including but not limited to, all assumption fees and costs of Existing Lender's legal fees, all clerk's and indexing fees and all other settlement expenses except as otherwise expressly set forth in this Section 10.1. Purchaser and Seller each shall pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

            10.2 PRORATIONS AND ADJUSTMENTS. At Closing, interest on the Existing Indebtedness, rents (to the extent prepaid), all real and personal property taxes, water rents, sewer charges, electric and other utility charges, operating expenses, any special assessments, if any, owner's association assessments, and other similar charges affecting the Property shall be adjusted and prorated as of midnight of the day prior to the Closing Date, the day of Closing being a day of income and expense for the Purchaser. Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to reserves, if any, held by the holder of the Existing Indebtedness as of the Closing Date. Such amount of reserves will be credited to Seller and paid by Purchaser on the Closing Date. To the extent practicable, Seller shall attempt to have utility providers read the meters for the Property on the day prior to Closing for purposes of making such prorations and adjustments. All other charges or fees customarily prorated and adjusted in similar transactions shall be adjusted at Closing. All rent (other than prepaid rent, which shall be paid by Seller to Purchaser) payable by the tenant of the Property shall be adjusted (prorated) as of the Closing Date and paid in accordance with the following provisions:

                  a. Base Rent (as defined in the Lease) and Additional Rent (as defined in the Lease) under the Lease attributable to the month in which the Closing occurs, shall be adjusted as of the Closing, with Seller being entitled to the portion thereof attributable to the period of the month immediately preceding the Closing Date and Purchaser entitled to the balance of such monthly installment.

                  b. Purchaser shall be entitled to all Base Rent and other sums due under the Lease to the extent collected on any date after the Closing with the exception of (a) common area maintenance ("CAM") and real estate tax reimbursements attributable to periods prior to the Closing; (b) the Base Rent for the Closing month to which Seller is entitled under (i) above, and (c) to the extent specified in Subsection c. below, rentals paid by the tenant on account of rental arrearages for periods preceding the Closing. Annual CAM and tax reimbursements which are payable by the tenant on an annual basis for the year of Closing after the conclusion of the calendar year, will be adjusted with the tenant within ninety (90) days after the expiration of such calendar year and shall be apportioned between Seller and Purchaser as of the date of Closing, with Seller being entitled to the portion thereof attributable to the period of the year immediately preceding the Closing Date and Purchaser being entitled to the balance of such payment. Purchaser shall pay over to Seller within two (2) business days following receipt the portion of the installment to which the Seller is entitled. Additionally, any post-Closing tenant payments of amounts for special services which were specifically billed by Seller prior to the Closing Date shall be remitted by Purchaser to Seller within two (2) business days following Purchaser's receipt thereof.

                  c. Base Rent and Additional Rent which are due, but uncollected, as of the Closing shall not be adjusted, but Purchaser shall cause the rent for the period prior to Closing to be remitted to Seller if, as and when collected, less any reasonable, out-of-pocket expenses incurred by Purchaser for such collection; provided, that, except with respect to Base Rent and Additional Rent for the Closing month, which shall be treated as specified in (i) above, all rents collected subsequent to Closing by Purchaser shall first be applied to current rentals then due which have accrued subsequent to Closing and any remaining amounts shall be applied to rental arrearages as of Closing. Similarly, if Seller receives any Base Rent or other sums under the Lease which are payable to Purchaser under this Section 10.2, then Seller shall promptly deliver such sums to Purchaser. Purchaser, at Seller's request, will use reasonable efforts for six (6) months after the Closing Date to collect past due rental amounts or other payments owed to

Seller in accordance with this Section 10.2, except that Purchaser has no obligation to incur any out-of-pocket expenses in the course of such collection efforts.

                  d. Seller agrees to pay in full as of the Closing Date the following amounts with respect to the Lease as of the Effective Date: (i) all leasing commissions and brokerage fees owing in connection with the current terms of such Lease, (ii) the tenant improvement allowance (if any) due and payable under such Lease, (iii) the cost of completing any commenced tenant improvements (if any) even if completion is to occur after Closing, and (iv) to the extent applicable, any relocation, rent subsidies or other expenses or incentives offered to the tenant under such Lease in order to satisfy or terminate the obligations of the tenant to a landlord under another lease. Purchaser shall be responsible for any commissions, tenant improvements or other such expenses accruing in connection with leases entered into by Purchaser after Closing.

All adjustment items to the extent they cannot be precisely determined at Closing (or to the extent found to be erroneous after the Closing), shall be estimated at Closing and shall be resolved by the parties in good faith no later than sixty (60) days after the Closing.

            10.3 RELEASE OF CLOSING ESCROW. Upon receipt of Purchaser's deliveries required under Section 9 above, and subject to all of Seller's deliveries having been received and such other conditions to Purchaser's performance as are contained in Section 6.1 hereof, Escrow Agent shall record the Deed, disburse the settlement proceeds as indicated on the settlement statement signed by Purchaser and Seller, and distribute all Closing documents as directed by counsel for Purchaser and Seller.

      11. CONDEMNATION AND RISK OF LOSS. The risk of condemnation of all or any portion of the Property or loss or damage to the Property by fire or other casualty shall be borne by the Seller until Closing. In the event of (a) the threatened or actual commencement of eminent domain proceedings or actual condemnation or taking of all or any part of the Property, or (b) damage to the Property by fire or other casualty, act of God or any other event on or prior to the Closing Date, which would cost in excess of Four Hundred Thousand Dollars ($400,000.00) to repair or cause a material loss in the income generated by such Property, Purchaser, at its sole option exercisable within thirty (30) days following receipt of written notice of the event giving rise to the exercise of such option, shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Purchaser, and neither party shall have any further obligations or liabilities to the other, subject to the obligations of the Purchaser under Section 5 above. In the event of a casualty which does not fall within (b) above, then the Closing shall occur as provided herein. Purchaser understands and agrees that if it does not exercise its termination option in the event of condemnation or casualty as described in (a) or (b) above, or if Purchaser is required to proceed to Closing pursuant to the immediately preceding sentence, the terms and conditions of the documents governing the Existing Indebtedness will control the use of any insurance proceeds and the settlement of any insurance claims related thereto with respect to the Property, and that Purchaser will have no rights with respect to such proceeds or claims. Notwithstanding the foregoing, in such an event, Seller shall assign all of its rights to applicable insurance or condemnation proceeds, as applicable, to Purchaser and the Purchase Price shall be reduced by the amount of any deductible under such insurance policy. The provisions of this
Section 11 shall expressly survive Closing and delivery of the Deed for the Property.

      12. DEFAULT PROVISIONS; REMEDIES.

            12.1 PURCHASER'S DEFAULT. If Purchaser fails to consummate the purchase contemplated herein after all conditions precedent to Purchaser's obligation to consummate the transactions herein contemplated have been satisfied or waived by Purchaser, and Seller is not in default hereunder, and Seller has notified Purchaser of such default and Purchaser has failed to cure such default within ten (10) days of Seller's written notice, then Escrow Agent shall deliver to Seller the Deposit. In such event, the Deposit shall be deemed as full and complete liquidated damages and the sole and exclusive remedy of Seller, the parties hereby agreeing that they have considered carefully the loss to Seller that would be a consequence of such default and that the Deposit is a reasonable estimate of such loss. Upon payment to Seller of the Deposit, this Agreement shall terminate, and neither party shall have any further obligations or liabilities to any other party, other than any obligations or liabilities which expressly survive any termination of this Agreement.

            12.2 SELLER'S DEFAULT. Except as otherwise provided herein, if Seller breaches its representations, warranties, covenants and/or agreements hereunder or fails to consummate the sale contemplated herein by the Closing Date after all conditions precedent to Seller's obligations hereunder have been satisfied or waived by Purchaser and provided that Purchaser is not in default hereunder, and Purchaser has notified Seller of such default and Seller has failed to cure such default within ten (10) days of Purchaser's written notice then, except as otherwise provided herein, Purchaser shall be entitled, at its option, to notify Seller of the election by Purchaser to terminate this Agreement, whereupon Escrow Agent shall return the Deposit to Purchaser, Seller shall reimburse Purchaser for its Pursuit Costs in connection with the transactions contemplated by this Agreement (including but not limited to reasonable attorneys' and consultants' fees) up to a maximum aggregate amount equal to Forty Thousand Dollars ($40,000.00), such costs to be included in Purchaser's written notice accompanied by reasonable documentation evidencing such Pursuit Costs, and neither party will have any further obligation to the other hereunder, other than the obligations of the Purchaser under Section 5. Alternatively, in the event the Seller shall fail to close as required hereunder, Purchaser, at its election, shall be entitled to bring suit for specific performance, inasmuch as the parties recognize and acknowledge that the Property owned by Seller is unique, and that there is no adequate remedy at law to compensate fully Purchaser for a breach by Seller of Seller's obligations to convey the Property of the Seller to Purchaser in accordance with the terms and conditions of this Agreement. Except as otherwise specifically provided for under this Section 12.2, in no event shall Purchaser be entitled to monetary damages for a default by Seller to close hereunder.

      13. OBLIGATIONS OF SELLER PENDING CLOSING. Between the date hereof and the Closing Date, Seller agrees:

            13.1 OCCUPANCY AT CLOSING. The parties understand that the Property will be delivered subject only to the rights of the tenant under the Lease and rights of parties under the Service Contracts assumed by Purchaser, Permitted Exceptions and the Existing Indebtedness.

            13.2 LEASING. Seller agrees that it will not enter into any new leases for premises in the Property or extend, modify or terminate the existing Lease without the Purchaser's consent, which consent shall not be unreasonably delayed, withheld or conditioned (except that Purchaser shall have no obligation to consent to any termination of the Lease under any circumstance).

            13.3 MAINTENANCE AND OPERATION OF PROPERTY. Seller shall continue to maintain the Property consistent with its prior practices, in order that its present operating condition be maintained, normal wear and tear excepted, and shall cause the continuation of the normal operation thereof, including the purchase and replacement of supplies and equipment. Seller shall not remove or permit to be removed from the Property any Personalty, except as may be necessary for repairs or discarding worn out or useless items, provided that discarded items shall be replaced with new items of substantially equal quality and quantity and shall be free and clear of any lien or encumbrance.

            13.4 NO ACTION. Seller shall not knowingly take any action or direct, require or advise any other person or entity to take any action that would invalidate, void or make untrue any representation or warranty provided under this Agreement or otherwise breach this Agreement.

            13.5 ADDITIONAL DELIVERIES. Seller shall deliver to Purchaser promptly following its receipt copies of any notices received by Seller or its management agent from the holder of any liens existing against the Property or the tenants pertaining to the Property from and after the date hereof through Closing.

            13.6 SCHEDULED PAYMENTS OF THE EXISTING INDEBTEDNESS. Seller will make the scheduled monthly payments of principal and interest under the Existing Indebtedness until Closing and shall not take any action or fail to take any action which would constitute a default under the Existing Indebtedness.

      14. MISCELLANEOUS PROVISIONS.

            14.1 COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument or writing signed by and on behalf of the parties.

            14.2 ADDITIONAL DOCUMENTS. Purchaser and Seller agree that they will, within six (6) months after the Closing, duly execute and deliver to each other any additional conveyances, assignments, documents and instruments, and shall take or cause to be taken such further actions (including the making of filings), which are necessary in connection with the consummation of the acquisition and contribution contemplated herein.

            14.3 SEVERABILITY. If fulfillment of any provision of this Agreement, or performance of any transaction related hereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

            14.4 CUMULATIVE REMEDIES. Except as specifically provided in this Agreement, each and every of the rights, benefits, and remedies provided to Purchaser or Seller by this Agreement, or any instruments or documents executed pursuant to this Agreement, are cumulative and shall not be exclusive of any other rights, remedies and benefits allowed to such party by this Agreement, at law or in equity.

            14.5 CONSTRUCTION. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

            14.6 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

            14.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Purchaser may not assign this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Purchaser shall have the right to assign this Agreement (or any portion hereof) to one or more subsidiaries or affiliates of Purchaser without Seller's consent, so long as Purchaser has direct or indirect control or management of any such assignee. Seller shall not assign this Agreement.

            14.8 WAIVER; MODIFICATION. Failure by Purchaser or Seller to insist upon or enforce any of its rights hereto shall not constitute a waiver thereof.

            14.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia.

            14.10 HEADINGS. The headings are used herein for convenience of reference only, and shall not be deemed to vary the content of this Agreement.

            14.11 EXHIBITS. All Exhibits attached hereto are incorporated herein and made a part of this Agreement.

            14.12 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. This document and any amendment hereto may be executed by facsimile and any such facsimile shall be deemed to constitute an original for all purposes hereof.

            14.13 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be personally delivered, sent by facsimile transmission, sent by Federal Express or other recognized overnight delivery service, prepaid by the party sending such notice, to the addresses indicated below.

            IF INTENDED FOR SELLER TO:
                  Armada/Hoffler Investment Properties, L.P.
                  222 Central Park Avenue
                  Suite 2100
                  Virginia Beach, Virginia 23462
                  Fax No.: (757) 424-2513

                  Attention: Shelly R. Hampton

            WITH A COPY TO:
                  Faggert & Frieden, P.C.
                  222 Central Park Avenue, Suite 1300
                  Virginia Beach, Virginia 23462
                  Fax No.:  (757) 424-0102
                  Attention: David Y. Faggert

            IF INTENDED FOR PURCHASER TO:
                  Columbia Equity Trust, Inc.
                  1750 H Street, NW, Suite 500
                  Washington, D.C. 20006
                  Fax No.:  (202) 303-3088
                  Attention:  Clinton D. Fisch

            WITH A COPY TO:
                  Watt, Tieder, Hoffar & Fitzgerald LLP
                  8405 Greensboro Drive, Suite 100
                  McLean, Virginia 22102
                  Fax No. (703) 749-0479
                  Attention: Colin J. Smith, Esq.

      The addresses and parties set forth above may be changed from time to time by any party by notice to the other. For purposes of this Agreement, notices shall be effective upon receipt or refusal thereof.

            14.14 SECTION 1031 EXCHANGE. Upon request of either party made not later than five (5) business days prior to Closing, Purchaser and Seller agree to reasonably cooperate with the other (at the requesting party's sole cost and expense) in structuring the purchase and sale of the Property as contemplated by this Agreement as part of a like-kind exchange pursuant to Section 1031 of the Code. The requesting party shall indemnify the other party against all costs associated with the like-kind exchange process. The like-kind exchange shall not reduce, diminish or adversely affect the parties' rights or remedies under this Agreement in any respect, nor shall the consummation of the exchange cause any delay in the Closing.

            14.15 BUSINESS DAY. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday or Sunday, or other day recognized as a holiday by the U.S. Government.

            14.16 SURVIVAL. It is the express intention and agreement of the parties hereto that the covenants, agreements, statements, representations, warranties and indemnities made in this Agreement by the respective parties shall survive the execution and delivery of the Deed at Closing for twelve (12) months following Closing.

            14.17 ATTORNEYS' FEES. If any party institutes any proceeding or action to obtain enforce this Agreement against another party, the party which substantially prevails in such proceeding or action, as determined by the trier-of-fact, shall be entitled to be reimbursed by the non-prevailing party for reasonable, out-of-pocket costs and other expenses, including reasonable attorneys' fees, incurred by the substantially prevailing party in connection with such proceeding or action.

            14.18 WAIVER OF JURY. SELLER AND PURCHASER EACH HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT.

            14.19 BROKERAGE COMMISSION. Seller and Purchaser represent and warrant to each other that they have dealt with no brokers or finders in connection with the sale of the Property other than Cushman and Wakefield (the "BROKER") and that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction other than to the Broker, who shall be paid solely by Seller in accordance with the terms of a separate written agreement. Seller and Purchaser hereby indemnify and hold the other harmless from any and all loss, costs or damage (including, without limitation, reasonable attorneys fees and expenses) arising out of any claims of any broker or agent so claiming based on action or alleged action of the indemnifying party recognizing the Seller alone shall bear the cost of the Broker as aforesaid. This Section 14.19 shall survive Closing.

            14.20 CONFIDENTIALITY. All surveys, tests, studies, inspections and investigations conducted by Purchaser under this Agreement, all documents, books and records provided by Seller to Purchaser under this Agreement, including without limitation the Building Documents and the Lease, and all terms of this Agreement will be treated by Purchaser as confidential information, and Purchaser will not disclose the same to any other person other than its attorneys, accountants, prospective lenders, mortgage bankers, financial advisors or investors, and any architects, engineers or consultants specifically retained by Purchaser in connection with its acquisition of the Property. It is understood by Seller that Purchaser may be required to disclose certain details of this transaction in order to comply with Securities and Exchange Commission guidelines which may be applicable to Purchaser as a public real estate investment trust. Purchaser will advise all such attorneys, accountants, prospective lenders, mortgage bankers, financial advisors and investors, architects, engineers and consultants of the confidential nature of such information, and will instruct each such person to maintain confidentiality. All documents, books and records provided by Purchaser to Seller under this Agreement and all terms of this Agreement will be treated by Seller as confidential information, and Seller will not disclose the same to any person other than its attorneys. Both parties' obligations under this Section 14.20 will survive any termination of this Agreement.

            14.21 STANDSTILL PERIOD. Until Closing or the earlier termination of this Agreement by either party, Seller agrees that it will not, directly or indirectly, offer to sell, or solicit any offers to purchase or negotiate for the sale or disposal of the Property with any other party other than Purchaser.

            14.22 EFFECTIVE DATE. THE "EFFECTIVE DATE" SHALL BE THE DATE UPON WHICH BOTH SELLER AND PURCHASER HAVE EXECUTED THIS AGREEMENT AND AN ORIGINAL THEREOF HAS BEEN DELIVERED TO EACH.

[THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                              PURCHASER:

                              COLUMBIA EQUITY TRUST, INC., a Maryland
                              corporation

                              By: /s/ Clinton Fisch
                                  ----------------------------------------------
                              Name: Clinton Fisch
                              Title: SVP

                              SELLER:

                              ARMADA/HOFFLER INVESTMENT PROPERTIES, L.P.

                              By: AGLF, INC., its General Partner

                              By: /s/ Louis S. Haddad
                                  ----------------------------------------------
                                  Louis S. Haddad, Vice President

                              ESCROW AGENT:

                              COMMERCIAL TITLE GROUP, INC.

                              By: /s/ Douglas Nichols
                                  ----------------------------------------------
                              Name: Douglas Nichols
                              Title: President

                                LIST OF EXHIBITS

EXHIBIT A           Legal Description - Property
EXHIBIT B           Schedule of Personal Property
EXHIBIT C           Description of Existing Indebtedness
EXHIBIT D           Chubb Waiver Letter
EXHIBIT E           Schedule of Lease, Security Deposits, Commissions, Tenant
                    Improvements
EXHIBIT F           Schedule of Service Contracts
EXHIBIT G           Form of Tenant Estoppel Certificate
EXHIBIT H-1         Form of CC&R Estoppel Certificate (Ingress-Egress Easement)
EXHIBIT H-2         Form of CC&R Estoppel Certificate (Declaration)
EXHIBIT I           Form of Guarantor Estoppel Certificate
EXHIBIT J           Form of Deed
EXHIBIT K           Form of Assignment and Assumption of Lease and Contracts
EXHIBIT L           Form of Bill of Sale
EXHIBIT M           Property Information

                                    EXHIBIT A
                          LEGAL DESCRIPTION - PROPERTY

ALL THOSE CERTAIN lots, pieces or parcels of land, situate, lying and being in Fairfax County, Virginia, and more particularly described as follows:

All of that certain lot, piece or parcel of land known as Parcel 10A-1, Lake Fairfax Business Center, as shown on that certain plat entitled "PLAT SHOWING MINOR LOT LINE ADJUSTMENT OF PARCELS 9 AND 10A LAKE FAIRFAX BUSINESS CENTER HUNTER MILL DISTRICT FAIRFAX COUNTY, VIRGINIA", dated January 29, 1999, which plat is attached to instrument recorded in Deed Book 10916 at Page 469, among the land records of Fairfax County, Virginia, and being more particularly described by metes and bounds as follows:

Beginning at an iron pipe found on the southeasterly line of Parcel 7A, Lake Fairfax Business Center marking the northwesterly corner of Parcel 8, Lake Fairfax Business Center; thence with the westerly line of said Parcel 8, Lake Fairfax Business Center

S 12 degrees 44' 54" E, 106.60 feet

To an iron pipe set marking the most northerly corner of Parcel 9A, Lake Fairfax Business Center;

Thence with the northwesterly line of said Parcel 9A, Lake Fairfax Business Center;

S 47 degrees 02' 27" W, 320.90 feet

To an iron pipe set on the northeasterly line of Outlot D, Reston, Section 909 marking the most westerly corner of Parcel 9A, Lake Fairfax Business Center;

Thence with said northeasterly line of Outlot D, Reston, Section 909 and continuing with the northeasterly lines of Outlot E and Outlot F, Reston,
Section 909

N 42 degrees 58' 28" W, 580.18 feet

To an iron pipe set on the southeasterly corner of Outlot 8A, Reston, Section 909 and marking the northeasterly corner of said Outlot F, Reston, Section 909;

Thence with the northeasterly line of said Outlot 8A, Reston, Section 909

N 42 degrees 57' 01" W, 134.16 feet

To an iron pipe set marking the most southerly corner of Parcel 18B, Lake Fairfax Business Center;

Thence with the southeasterly lines of Parcel 18B, Lake Fairfax Business Center;

N 47 degrees 02' 59" E, 182.60 feet to an iron pipe set and

N 41 degrees 05' 46" E, 179.37 feet

To an iron pipe set on the southwesterly line of aforementioned Parcel 7A, Lake Fairfax Business Center marking the southeasterly corner of said Parcel 18B, Lake Fairfax Business Center;

Thence with the southwesterly and southeasterly lines of said Parcel 7A, Lake Fairfax Business Center the following eight (8) courses:

S 31 degrees 54' 10" E, 549.42 feet to an iron pipe set;

S 58 degrees 05' 50" W, 75.01 feet to an iron pipe set;

S 31 degrees 54' 10" E, 36.00 feet to an iron pipe set;

S 42 degrees 05' 39" E, 45.21 feet to an iron pipe set;

S 31 degrees 54' 10" E, 50.00 feet to an iron pipe set;

N 58 degrees 05' 50" E, 85.51 feet to an iron pipe set;

N 31 degrees 54'10" W, 56.83 feet to an iron pipe set and

N 59 degrees 38' 08" E, 117.84 feet to the point of beginning.

Containing 209,973 square feet or 4.82032 acres of land, more or less.

TOGETHER WITH AND SUBJECT TO the rights, benefits, burdens and obligations created by that certain Ingress-Egress Easement and Maintenance Agreement dated February 26, 1999 and recorded on April 30, 1999 in Deed Book 10896 at Page 1139, among the Land Records of Fairfax County, Virginia.

AND BEING the same property conveyed to Armada/Hoffler Investment Properties, L.P., a Virginia limited partnership by Deed from The Advance Group/Lake Fairfax, LLC, a Virginia limited liability company dated as of November 17, 2000 and recorded December 12, 2000 among the land records of Fairfax County, Virginia in Deed Book 11632 at page 1125.


                               EXHIBIT A, PAGE 2

                                    EXHIBIT B
                          SCHEDULE OF PERSONAL PROPERTY

                                      NONE

                                    EXHIBIT C
                      DESCRIPTION OF EXISTING INDEBTEDNESS

1.    PROMISSORY NOTE

2. DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT RECORDED IN BOOK 10955, PAGE 1545 IN THE CLERK'S OFFICE

3.    LOAN AGREEMENT

4.    ENVIRONMENTAL INDEMNIFICATION AGREEMENT

5.    UCC-1 FINANCING STATEMENT FILED WITH THE CLERK'S OFFICE AS FILE NO.
      99-6308

6. UCC-1 FINANCING STATEMENT FILED WITH THE CHESAPEAK CLERK'S OFFICE AS FILE NO. 62847

7.    UCC-1 FINANCING STATEMENT FILED WITH THE SCC AS FILE NO. 9906117002

8. ASSIGNMENT OF DEED OF TRUST, DATED SEPTEMBER 20, 2000 RECORDED IN DEED BOOK 11633, AT PAGE 380 IN THE CLERK'S OFFICE F FAIRFAX COUNTY (THE "FAIRFAX CLERK'S OFFICE")

9. CONSENT AND ASSUMPTION AGREEMENT WITH RELEASE RECORDED IN DEED BOOK 11633, AT PAGE 385 IN THE CLERK'S OFFICE

10.   ENVIRONMENTAL AND HAZARDOUS SUBSTANCE INDEMNITY AGREEMENT

11.   UCC 1 FINANCING STATEMENT, BEING FILE NO. 00-013046, IN THE CLERK'S OFFICE

12. UCC AMENDMENT TO FINANCING STATEMENT, BEING FILE NO. 00-013047, IN THE CLERK'S OFFICE

13. UCC AMENDED FINANCING STATEMENT RECORDED AS INSTRUMENT NO. 062847 IN THE CLERK'S OFFICE, CITY OF CHESAPEAKE

14. UCC FINANCING STATEMENT RECORDED AS INSTRUMENT NO. 065763 IN THE CITY OF CHESAPEAKE, CLERK'S OFFICE

15.   UCC FINANCING STATEMENT FILED WITH THE SCC AS INSTRUMENT NO. 00-12-13-7007

16. UCC FINANCING STATEMENT AMENDMENT FILED WITH THE SCC AS INSTRUMENT NO. 01-01-08-7016


                               EXHIBIT A, PAGE 2

                                    EXHIBIT E
     SCHEDULE OF LEASES, SECURITY DEPOSITS, COMMISSIONS, TENANT IMPROVEMENTS

                  1. Schedule of Leases.

Deed of Lease, dated effective as of September 15, 1998, between The Advance Group/Lake Fairfax, L.L.C. (the "Original Landlord") and Chubb Computer Services, Inc. ("Tenant"), as modified by an Agreement, dated April 28, 1999, between Original Landlord, Tenant and Armada/Hoffler Construction Company, and as amended pursuant to a First Amendment to Lease Agreement, dated effective as of May 4, 1999, and a Second Amendment to Lease Agreement, dated February 7, 2000, and a Guaranty of Lease, made as of September 15, 1998, made by Federal Insurance Company in favor of the Original Landlord.

2.    Security Deposit. - None

3.    Commissions - None

4.    Tenant Improvements - None